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CALIFORNIA ASSOCIATION OF REALTORS®

CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form RPA-CA, Revised 12/15)

Date Prepared: *03/22/2024*

1. **OFFER:**
   A. **THIS IS AN OFFER FROM** *Mopane Investments, LLC, a Wyoming Limited Liability Company* ("Buyer").
   B. **THE REAL PROPERTY** to be acquired is *4700 S Budlong Avenue, Los Angeles, CA 90037*, situated in *Los Angeles* (City), *Los Angeles* (County), California, *90037* (Zip Code), Assessor's Parcel No. *5017-020-001* ("Property").
   C. **THE PURCHASE PRICE** offered is *Six Hundred Forty Nine Thousand* Dollars $ *649,000*.
   D. **CLOSE OF ESCROW** shall occur on [X] *04/17/2024* (date)(or [ ] ______ **Days** After Acceptance).
   E. Buyer and Seller are referred to herein as the "Parties." Brokers are not Parties to this Agreement.
2. **AGENCY:**
   A. **DISCLOSURE:** The Parties each acknowledge receipt of a [X] "Disclosure Regarding Real Estate Agency Relationships" (C.A.R. Form AD).
   B. **CONFIRMATION:** The following agency relationships are hereby confirmed for this transaction:
      Listing Agent *N/A* (Print Firm Name) is the agent of (check one): [ ] the Seller exclusively; or [ ] both the Buyer and Seller.
      Selling Agent *N/A* (Print Firm Name) (if not the same as the Listing Agent) is the agent of (check one): [ ] the Buyer exclusively; or [ ] the Seller exclusively; or [ ] both the Buyer and Seller.
   C. **POTENTIALLY COMPETING BUYERS AND SELLERS:** The Parties each acknowledge receipt of a [X] "Possible Representation of More than One Buyer or Seller - Disclosure and Consent" (C.A.R. Form PRBS).
3. **FINANCE TERMS:** Buyer represents that funds will be good when deposited with Escrow Holder.
   A. **INITIAL DEPOSIT:** Deposit shall be in the amount of . . . . $ *20,000*
      (1) Buyer Direct Deposit: Buyer shall deliver deposit directly to Escrow Holder by electronic funds transfer, [X] cashier's check, ~~[ ] personal check~~, [ ] other ______ ~~within 3 business days after Acceptance~~ (or *IMMEDIATLEY*);
   OR (2) [ ] Buyer Deposit with Agent: Buyer has given the deposit by ~~personal check~~ (or *CASHIERS CHECK*) to the agent submitting the offer (or to *INC REAL ESTATE CORP*), made payable to *CHOICE ONE ESCROW*. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder within ~~3 business days after Acceptance~~ (or *IMMEDIATELY*).
      Deposit checks given to agent shall be an original signed check and not a copy.
   (Note: Initial and increased deposits checks received by agent shall be recorded in Broker's trust fund log.)
   ~~B. INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of . . . . $ ______ within ____ Days After Acceptance (or ______). If the Parties agree to liquidated damages in this Agreement, they also agree to incorporate the increased deposit into the liquidated damages amount in a separate liquidated damages clause (C.A.R. Form RID) at the time the increased deposit is delivered to Escrow Holder.~~
   C. [X] **ALL CASH OFFER:** No loan is needed to purchase the Property. This offer is NOT contingent on Buyer obtaining a loan. Written verification of sufficient funds to close this transaction IS ATTACHED to this offer or [ ] Buyer shall, within **3 (or ______) Days** After Acceptance, Deliver to Seller such verification.
   ~~D. LOAN(S):~~
      ~~(1) FIRST LOAN: in the amount of . . . . $ ______ This loan will be conventional financing or [ ] FHA, [ ] VA, [ ] Seller financing (C.A.R. Form SFA), [ ] assumed financing (C.A.R. Form AFA), [ ] Other ______. This loan shall be at a fixed rate not to exceed ______ % or, [ ] an adjustable rate loan with initial rate not to exceed ______ %. Regardless of the type of loan, Buyer shall pay points not to exceed ______ % of the loan amount.~~
      ~~(2) [ ] SECOND LOAN in the amount of . . . . $ ______ This loan will be conventional financing or [ ] Seller financing (C.A.R. Form SFA), [ ] assumed financing (C.A.R. Form AFA), [ ] Other ______. This loan shall be at a fixed rate not to exceed ______ % or, [ ] an adjustable rate loan with initial rate not to exceed ______ %. Regardless of the type of loan, Buyer shall pay points not to exceed ______ % of the loan amount.~~
      ~~(3) FHA/VA: For any FHA or VA loan specified in 3D(1), Buyer has 17 (or ______) Days After Acceptance to Deliver to Seller written notice (C.A.R. Form FVA) of any lender-required repairs or costs that Buyer requests Seller to pay for or otherwise correct. Seller has no obligation to pay or satisfy lender requirements unless agreed in writing. A FHA/VA amendatory clause (C.A.R. Form FVAC) shall be a part of this Agreement.~~
   E. **ADDITIONAL FINANCING TERMS:** ______
   F. **BALANCE OF DOWN PAYMENT OR PURCHASE PRICE** in the amount of . . . . $ *629,000* to be deposited with Escrow Holder pursuant to Escrow Holder instructions.
   G. **PURCHASE PRICE (TOTAL):** . . . . $ *649,000*

Buyer's Initials (*[initials]*) (______)   Seller's Initials (*GND*) (______)

© 1991-2015, California Association of REALTORS®, Inc.

EQUAL HOUSING OPPORTUNITY

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H. **VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS:** Buyer (or Buyer's lender or loan broker pursuant to paragraph 3J(1)) shall, within **3 (or ____) Days** After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (☐ Verification attached.)

I. **APPRAISAL CONTINGENCY AND REMOVAL:** This Agreement is (**or** ☒ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the purchase price. Buyer shall, as specified in paragraph 14B(3), in writing, remove the appraisal contingency or cancel this Agreement within **17 (or ____) Days** After Acceptance.

~~J. **LOAN TERMS:**~~

~~**(1) LOAN APPLICATIONS:** Within 3 (or ____) Days After Acceptance, Buyer shall Deliver to Seller a letter from Buyer's lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in paragraph 3D. If any loan specified in paragraph 3D is an adjustable rate loan, the prequalification or preapproval letter shall be based on the qualifying rate, not the initial loan rate. (☐ Letter attached.)~~

~~**(2) LOAN CONTINGENCY:** Buyer shall act diligently and in good faith to obtain the designated loan(s). Buyer's qualification for the loan(s) specified above is a contingency of this Agreement unless otherwise agreed in writing. If there is no appraisal contingency or the appraisal contingency has been waived or removed, then failure of the Property to appraise at the purchase price does not entitle Buyer to exercise the cancellation right pursuant to the loan contingency if Buyer is otherwise qualified for the specified loan. Buyer's contractual obligations regarding deposit, balance of down payment and closing costs are not contingencies of this Agreement.~~

~~**(3) LOAN CONTINGENCY REMOVAL:**~~

~~Within 21 (or ____) Days After Acceptance, Buyer shall, as specified in paragraph 14, in writing, remove the loan contingency or cancel this Agreement. If there is an appraisal contingency, removal of the loan contingency shall not be deemed removal of the appraisal contingency.~~

(4) ☐ **NO LOAN CONTINGENCY**: Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

~~**(5) LENDER LIMITS ON BUYER CREDITS:** Any credit to Buyer, from any source, for closing or other costs that is agreed to by the Parties ("Contractual Credit") shall be disclosed to Buyer's lender. If the total credit allowed by Buyer's lender ("Lender Allowable Credit") is less than the Contractual Credit, then (i) the Contractual Credit shall be reduced to the Lender Allowable Credit, and (ii) in the absence of a separate written agreement between the Parties, there shall be no automatic adjustment to the purchase price to make up for the difference between the Contractual Credit and the Lender Allowable Credit.~~

K. **BUYER STATED FINANCING:** Seller is relying on Buyer's representation of the type of financing specified (including but not limited to, as applicable, all cash, amount of down payment, or contingent or non-contingent loan). Seller has agreed to a specific closing date, purchase price and to sell to Buyer in reliance on Buyer's covenant concerning financing. Buyer shall pursue the financing specified in this Agreement. Seller has no obligation to cooperate with Buyer's efforts to obtain any financing other than that specified in the Agreement and the availability of any such alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

4. SALE OF BUYER'S PROPERTY:

A. This Agreement and Buyer's ability to obtain financing are NOT contingent upon the sale of any property owned by Buyer.

OR B. ☐ This Agreement and Buyer's ability to obtain financing are contingent upon the sale of property owned by Buyer as specified in the attached addendum (C.A.R. Form COP).

5. ADDENDA AND ADVISORIES:

A. ADDENDA:

	☒ Addendum # 1 ~~(C.A.R. Form ADM)~~
☐ Back Up Offer Addendum (C.A.R. Form BUO)	☐ Court Confirmation Addendum (C.A.R. Form CCA)
☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)	
☐ Short Sale Addendum (C.A.R. Form SSA)	☒ Other: Contingency Removal #1

B. BUYER AND SELLER ADVISORIES:

	☒ Buyer's Inspection Advisory (C.A.R. Form BIA)
☐ Probate Advisory (C.A.R. Form PA)	☒ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)
☐ Trust Advisory (C.A.R. Form TA)	☐ REO Advisory (C.A.R. Form REO)
☐ Short Sale Information and Advisory (C.A.R. Form SSIA)	☐ Other

6. OTHER TERMS: ***BUYER ACCEPTS PROPERTY DISCLOSURES PROVIDED TO MILES OF REAL ESTATE FROM MILES OF REAL ESTATE'S RECENT PURCHASE OF SAID PROPERTY.***
NO ADDITIONAL DISCLOSURES TO BE PROVIDED .

7. ALLOCATION OF COSTS

A. INSPECTIONS, REPORTS AND CERTIFICATES: Unless otherwise agreed in writing, this paragraph only determines who is to pay for the inspection, test, certificate or service ("Report") mentioned; it **does not determine who is to pay for any work recommended or identified in the Report.**

(1) ☒ Buyer ☐ Seller shall pay for a natural hazard zone disclosure report, including tax ☒ environmental ☐ Other: ________ prepared by ***SELLERS CHOICE*** .

(2) ☒ Buyer ☐ Seller shall pay for the following Report ________ prepared by ________ .

(3) ☐ Buyer ☐ Seller shall pay for the following Report ________ prepared by ________ .

Buyer's Initials (*MJDM*) (______) Seller's Initials (*GND*) (______)

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B. GOVERNMENT REQUIREMENTS AND RETROFIT:

(1) [X] Buyer [ ] Seller shall pay for smoke alarm and carbon monoxide device installation and water heater bracing, if required by Law. Prior to Close Of Escrow ("COE"), Seller shall provide Buyer written statement(s) of compliance in accordance with state and local Law, unless Seller is exempt.

(2) (i) [X] Buyer [ ] Seller shall pay the cost of compliance with any other minimum mandatory government inspections and reports if required as a condition of closing escrow under any Law.

(ii) [X] Buyer [ ] Seller shall pay the cost of compliance with any other minimum mandatory government retrofit standards required as a condition of closing escrow under any Law, whether the work is required to be completed before or after COE.

(iii) Buyer shall be provided, within the time specified in paragraph 14A, a copy of any required government conducted or point-of-sale inspection report prepared pursuant to this Agreement or in anticipation of this sale of the Property.

C. ESCROW AND TITLE:

(1) (a) [X] Buyer [ ] Seller shall pay escrow fee ______________________.

(b) Escrow Holder shall be *CHOICE ONE ESCROW / TY KORTE / TY@CHOICE1ESCROW.COM*.

(c) The Parties shall, within **5 (or ____) Days** After receipt, sign and return Escrow Holder's general provisions.

(2) (a) [X] Buyer [ ] Seller shall pay for **owner's** title insurance policy specified in paragraph 13E ______________________.

(b) Owner's title policy to be issued by *SELLERS CHOICE OF COMPANY*.

(Buyer shall pay for any title insurance policy insuring Buyer's **lender**, unless otherwise agreed in writing.)

D. OTHER COSTS:

(1) [X] Buyer [ ] Seller shall pay County transfer tax or fee ______________________.

(2) [X] Buyer [ ] Seller shall pay City transfer tax or fee ______________________.

(3) [X] Buyer [ ] Seller shall pay Homeowners' Association ("HOA") transfer fee If Applicable*.

(4) Seller shall pay HOA fees for preparing documents required to be delivered by Civil Code §4525.

(5) [X] Buyer [ ] Seller shall pay HOA fees for preparing all documents other than those required by Civil Code §4525.

(6) Buyer to pay for any HOA certification fee.

(7) [X] Buyer [ ] Seller shall pay for any private transfer fee If Applicable*.

(8) [ ] Buyer [ ] Seller shall pay for ______________________.

(9) [ ] Buyer [ ] Seller shall pay for ______________________.

(10) [ ] Buyer [ ] Seller shall pay for the cost, not to exceed $ ____________, of a standard (or [ ] upgraded) one-year home warranty plan, issued by ______________________, with the following optional coverages: [ ] Air Conditioner [ ] Pool/Spa [ ] Other: ______________________.

Buyer is informed that home warranty plans have many optional coverages in addition to those listed above. Buyer is advised to investigate these coverages to determine those that may be suitable for Buyer.

OR [X] **Buyer waives the purchase of a home warranty plan. Nothing in this paragraph precludes Buyer's purchasing a home warranty plan during the term of this Agreement.**

8. ITEMS INCLUDED IN AND EXCLUDED FROM SALE:

A. NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are **not** included in the purchase price or excluded from the sale unless specified in paragraph 8 B or C.

B. ITEMS INCLUDED IN SALE: Except as otherwise specified or disclosed,

(1) All EXISTING fixtures and fittings that are attached to the Property;

(2) EXISTING electrical, mechanical, lighting, plumbing and heating fixtures, ceiling fans, fireplace inserts, gas logs and grates, solar power systems, built-in appliances, window and door screens, awnings, shutters, window coverings, attached floor coverings, television antennas, satellite dishes, air coolers/conditioners, pool/spa equipment, garage door openers/remote controls, mailbox, in-ground landscaping, trees/shrubs, water features and fountains, water softeners, water purifiers, security systems/alarms and the following if checked: [ ] all stove(s), except ______________; [ ] all refrigerator(s) except ______________; [ ] all washer(s) and dryer(s), except ______________;

(3) The following additional items: ______________________.

(4) Existing integrated phone and home automation systems, including necessary components such as intranet and Internet-connected hardware or devices, control units (other than non-dedicated mobile devices, electronics and computers) and applicable software, permissions, passwords, codes and access information, are ([ ] are NOT) included in the sale.

(5) LEASED OR LIENED ITEMS AND SYSTEMS: Seller shall, within the time specified in paragraph 14A, (i) disclose to Buyer if any item or system specified in paragraph 8B or otherwise included in the sale is leased, or not owned by Seller, or specifically subject to a lien or other encumbrance, and (ii) Deliver to Buyer all written materials (such as lease, warranty, etc.) concerning any such item. Buyer's ability to assume any such lease, or willingness to accept the Property subject to any such lien or encumbrance, is a contingency in favor of Buyer and Seller as specified in paragraph 14B and C.

(6) Seller represents that all items included in the purchase price, unless otherwise specified, (i) are owned by Seller and shall be transferred free and clear of liens and encumbrances, except the items and systems identified pursuant to 8B(5) and ______________________, and (ii) are transferred without Seller warranty regardless of value.

C. ITEMS EXCLUDED FROM SALE: Unless otherwise specified, the following items are excluded from sale: (i) audio and video components (such as flat screen TVs, speakers and other items) if any such item is not itself attached to the Property, even if a bracket or other mechanism attached to the component or item is attached to the Property; (ii) furniture and other items secured to the Property for earthquake purposes; and (iii) ______________________

______________________. **Brackets attached to walls, floors or ceilings for any such component, furniture or item shall remain with the Property (or [ ] will be removed and holes or other damage shall be repaired, but not painted).**

Property Address: *4700 S Budlong Avenue, Los Angeles, CA 90037* Date: 03/22/2024

9. CLOSING AND POSSESSION:

A. Buyer intends (or [X] does not intend) to occupy the Property as Buyer's primary residence.

B. Seller-occupied or vacant property: Possession shall be delivered to Buyer: (i) at 6 PM or (____ [ ] AM/[ ] PM) on the date of Close Of Escrow; (ii) [ ] no later than ___ calendar days after Close Of Escrow; or (iii) [ ] at ____ [ ] AM/ [ ] PM on ______________.

C. Seller remaining in possession After Close Of Escrow: If Seller has the right to remain in possession after Close Of Escrow, (i) the Parties are advised to sign a separate occupancy agreement such as [ ] C.A.R. Form SIP, for Seller continued occupancy of less than 30 days, [ ] C.A.R. Form RLAS for Seller continued occupancy of 30 days or more; and (ii) the Parties are advised to consult with their insurance and legal advisors for information about liability and damage or injury to persons and personal and real property; and (iii) Buyer is advised to consult with Buyer's lender about the impact of Seller's occupancy on Buyer's loan.

D. Tenant-occupied property: Property shall be vacant at least **5 (or ___) Days** Prior to Close Of Escrow, unless otherwise agreed in writing. **Note to Seller: If you are unable to deliver Property vacant in accordance with rent control and other applicable Law, you may be in breach of this Agreement.**

OR [ ] **Tenant to remain in possession** (C.A.R. Form TIP).

E. At Close Of Escrow: Seller assigns to Buyer any assignable warranty rights for items included in the sale; and Seller shall Deliver to Buyer available Copies of any such warranties. Brokers cannot and will not determine the assignability of any warranties.

F. At Close Of Escrow, unless otherwise agreed in writing, Seller shall provide keys, passwords, codes and/or means to operate all locks, mailboxes, security systems, alarms, home automation systems and intranet and Internet-connected devices included in the purchase price, and garage door openers. If the Property is a condominium or located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners' Association ("HOA") to obtain keys to accessible HOA facilities.

10. STATUTORY AND OTHER DISCLOSURES (INCLUDING LEAD-BASED PAINT HAZARD DISCLOSURES) AND CANCELLATION RIGHTS:

A. (1) Seller shall, within the time specified in paragraph 14A, Deliver to Buyer: (i) if required by Law, a fully completed: Federal Lead-Based Paint Disclosures (C.A.R. Form FLD) and pamphlet ("Lead Disclosures"); and **(ii)** unless exempt, fully completed disclosures or notices required by sections 1102 et. seq. and 1103 et. seq. of the Civil Code ("Statutory Disclosures"). Statutory Disclosures include, but are not limited to, a Real Estate Transfer Disclosure Statement ("TDS"), Natural Hazard Disclosure Statement ("NHD"), notice or actual knowledge of release of illegal controlled substance, notice of special tax and/or assessments (or, if allowed, substantially equivalent notice regarding the Mello-Roos Community Facilities Act of 1982 and Improvement Bond Act of 1915) and, if Seller has actual knowledge, of industrial use and military ordnance location (C.A.R. Form SPQ or ESD).

(2) Any Statutory Disclosure required by this paragraph is considered fully completed if Seller has answered all questions and completed and signed the Seller section(s) and the Listing Agent, if any, has completed and signed the Listing Broker section(s), or, if applicable, an Agent Visual Inspection Disclosure (C.A.R. Form AVID). Nothing stated herein relieves a Buyer's Broker, if any, from the obligation to (i) conduct a reasonably competent and diligent visual inspection of the accessible areas of the Property and disclose, on Section IV of the TDS, or an AVID, material facts affecting the value or desirability of the Property that were or should have been revealed by such an inspection or (ii) complete any sections on all disclosures required to be completed by Buyer's Broker.

(3) Note to Buyer and Seller: Waiver of Statutory and Lead Disclosures is prohibited by Law.

(4) Within the time specified in paragraph 14A, **(i)** Seller, unless exempt from the obligation to provide a TDS, shall, complete and provide Buyer with a Seller Property Questionnaire (C.A.R. Form SPQ); (ii) if Seller is not required to provide a TDS, Seller shall complete and provide Buyer with an Exempt Seller Disclosure (C.A.R. Form ESD).

(5) Buyer shall, within the time specified in paragraph 14B(1), return Signed Copies of the Statutory, Lead and other disclosures to Seller.

(6) In the event Seller or Listing Broker, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. **However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies** of which Buyer is otherwise aware, or which are **disclosed in reports provided to or obtained by Buyer or ordered and paid for by Buyer.**

(7) If any disclosure or notice specified in paragraph 10A(1), or subsequent or amended disclosure or notice is Delivered to Buyer after the offer is Signed, Buyer shall have the right to cancel this Agreement within **3 Days** After Delivery in person, or **5 Days** After Delivery by deposit in the mail, by giving written notice of cancellation to Seller or Seller's agent.

B. NATURAL AND ENVIRONMENTAL HAZARD DISCLOSURES AND OTHER BOOKLETS: Within the time specified in paragraph 14A, Seller shall, if required by Law: **(i)** Deliver to Buyer earthquake guide(s) (and questionnaire), environmental hazards booklet, and home energy rating pamphlet; **(ii)** disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; and Seismic Hazard Zone; and **(iii)** disclose any other zone as required by Law and provide any other information required for those zones.

C. WITHHOLDING TAXES: Within the time specified in paragraph 14A, to avoid required withholding, Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law (C.A.R. Form AS or QS).

D. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at **www.meganslaw.ca.gov.** Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers are required to check this website. If Buyer wants further information, Broker recommends that Buyer obtain information from this website during Buyer's inspection contingency period. Brokers do not have expertise in this area.)

E. NOTICE REGARDING GAS AND HAZARDOUS LIQUID TRANSMISSION PIPELINES: This notice is being provided simply to inform you that information about the general location of gas and hazardous liquid transmission pipelines is available to the public via the National Pipeline Mapping System (NPMS) Internet Web site maintained by the United States Department of Transportation at **http://www.npms.phmsa.dot.gov/.** To seek further information about possible transmission pipelines near the Property, you may contact your local gas utility or other pipeline operators in the area. Contact information for pipeline operators is searchable by ZIP Code and county on the NPMS Internet Web site.

F. CONDOMINIUM/PLANNED DEVELOPMENT DISCLOSURES:

(1) SELLER HAS: 7 (or ___) Days After Acceptance to disclose to Buyer if the Property is a condominium, or is located in a planned development or other common interest subdivision (C.A.R. Form SPQ or ESD).

(2) If the Property is a condominium or is located in a planned development or other common interest subdivision, Seller has **3 (or ___) Days** After Acceptance to request from the HOA (C.A.R. Form HOA1): **(i)** Copies of any documents required by Law; **(ii)** disclosure of any pending or anticipated claim or litigation by or against the HOA; **(iii)** a statement containing the location and number of designated parking and storage spaces; **(iv)** Copies of the most recent 12 months of HOA minutes for regular and special meetings; and **(v)** the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures"). **(vi)** private transfer fees; **(vii)** Pet fee restrictions; and **(viii)** smoking restrictions. Seller shall itemize and Deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 14B(3). The Party specified in paragraph 7, as directed by escrow, shall deposit funds into escrow or direct to HOA or management company to pay for any of the above.

11. CONDITION OF PROPERTY: Unless otherwise agreed in writing: **(i)** the Property is sold (a) "AS-IS" in its PRESENT physical condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights; **(ii)** the Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance; and **(iii)** all debris and personal property not included in the sale shall be removed by Close Of Escrow.

A. Seller shall, within the time specified in paragraph 14A, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, and make any and all other disclosures required by law.

B. Buyer has the right to conduct Buyer Investigations of the Property and, as specified in paragraph 14B, based upon information discovered in those investigations: (i) cancel this Agreement; or (ii) request that Seller make Repairs or take other action.

C. Buyer is strongly advised to conduct investigations of the entire Property in order to determine its present condition. Seller may not be aware of all defects affecting the Property or other factors that Buyer considers important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.

12. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:

A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 14B. Within the time specified in paragraph 14B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to: **(i)** a general physical inspection; **(ii)** an inspection specifically for wood destroying pests and organisms. Any inspection for wood destroying pests and organisms shall be prepared by a registered Structural Pest Control company; shall cover the main building and attached structures; may cover detached structures; shall NOT include water tests of shower pans on upper level units unless the owners of property below the shower consent; shall NOT include roof coverings; and, if the Property is a unit in a condominium or other common interest subdivision, the inspection shall include only the separate interest and any exclusive-use areas being transferred, and shall NOT include common areas; and shall include a report ("Pest Control Report") showing the findings of the company which shall be separated into sections for evident infestation or infections (Section 1) and for conditions likely to lead to infestation or infection (Section 2); **(iii)** inspect for lead-based paint and other lead-based paint hazards; **(iv)** satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA); (v) review the registered sex offender database; **(vi)** confirm the insurability of Buyer and the Property including the availability and cost of flood and fire insurance; and **(vii)** review and seek approval of leases that may need to be assumed by Buyer. Without Seller's prior written consent, Buyer shall neither make nor cause to be made: invasive or destructive Buyer Investigations, except for minimally invasive testing required to prepare a Pest Control Report; or inspections by any governmental building or zoning inspector or government employee, unless required by Law.

B. Seller shall make the Property available for all Buyer Investigations. Buyer shall **(i)** as specified in paragraph 14B, complete Buyer Investigations and either remove the contingency or cancel this Agreement, and **(ii)** give Seller, at no cost, complete Copies of all such Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.

C. Seller shall have water, gas, electricity and all operable pilot lights on for Buyer's Investigations and through the date possession is made available to Buyer.

D. Buyer indemnity and seller protection for entry upon property: Buyer shall: **(i)** keep the Property free and clear of liens; **(ii)** repair all damage arising from Buyer Investigations; and **(iii)** indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-Responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination of this Agreement.

13. TITLE AND VESTING:

A. Within the time specified in paragraph 14, Buyer shall be provided a current preliminary title report ("Preliminary Report"). The Preliminary Report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the Preliminary Report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 14B. The company providing the Preliminary Report shall, prior to issuing a Preliminary Report, conduct a search of the General Index for all Sellers except banks or other institutional lenders selling properties they acquired through foreclosure (REOs), corporations, and government entities. Seller shall within 7 Days After Acceptance, give Escrow Holder a completed Statement of Information.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except for: **(i)** monetary liens of record (which Seller is obligated to pay off) unless Buyer is assuming those obligations or taking the Property subject to those obligations; and **(ii)** those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 14A, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a CLTA/ALTA "Homeowner's Policy of Title Insurance", if applicable to the type of property and buyer. If not, Escrow Holder shall notify Buyer. A title company can provide information about the availability, coverage, and cost of other title policies and endorsements. If the Homeowner's Policy is not available, Buyer shall choose another policy, instruct Escrow Holder in writing and shall pay any increase in cost.

14. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. **SELLER HAS: 7 (or ___) Days** After Acceptance to Deliver to Buyer all Reports, disclosures and information for which Seller is responsible under paragraphs 5, 6, 7, 8B(5), 10A, B, C, and F, 11A and 13A. If, by the time specified, Seller has not Delivered any such item, Buyer after first Delivering to Seller a Notice to Seller to Perform (C.A.R. Form NSP) may cancel this Agreement.

B. (1) **BUYER HAS: 17 (or ___) Days** After Acceptance, unless otherwise agreed in writing, to: **(i)** complete all Buyer Investigations; review all disclosures, reports, lease documents to be assumed by Buyer pursuant to paragraph 8B(5), and other applicable information, which Buyer receives from Seller; and approve all matters affecting the Property; and **(ii)** Deliver to Seller Signed Copies of Statutory and Lead Disclosures and other disclosures Delivered by Seller in accordance with paragraph 10A.

(2) Within the time specified in paragraph 14B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to (C.A.R. Form RRRR) Buyer's requests.

(3) By the end of the time specified in paragraph 14B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller a removal of the applicable contingency or cancellation (C.A.R. Form CR or CC) of this Agreement. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in paragraph 14A, then Buyer has **5 (or ___) Days** After Delivery of any such items, or the time specified in paragraph 14B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

(4) **Continuation of Contingency:** Even after the end of the time specified in paragraph 14B(1) and before Seller cancels, if at all, pursuant to paragraph 14D, Buyer retains the right, in writing, to either (i) remove remaining contingencies, or (ii) cancel this Agreement based on a remaining contingency. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to paragraph 14D(1).

(5) Access to Property: Buyer shall have access to the Property to conduct inspections and investigations for **17 (or ___) Days** After Acceptance, whether or not any part of the Buyer's Investigation Contingency has been waived or removed.

C. [X] **REMOVAL OF CONTINGENCIES WITH OFFER: Buyer removes the contingencies specified in the attached Contingency Removal form (C.A.R. Form CR). If Buyer removes any contingency without an adequate understanding of the Property's condition or Buyer's ability to purchase, Buyer is acting against the advice of Broker.**

~~D. SELLER RIGHT TO CANCEL:~~

~~(1) Seller right to Cancel; Buyer Contingencies: If, by the time specified in this Agreement, Buyer does not Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement, then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP), may cancel this Agreement. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.~~

~~(2) Seller right to Cancel; Buyer Contract Obligations: Seller, after first delivering to Buyer a NBP, may cancel this Agreement if, by the time specified in this Agreement, Buyer does not take the following action(s): (i) Deposit funds as required by paragraph 3A, or 3B or if the funds deposited pursuant to paragraph 3A or 3B are not good when deposited; (ii) Deliver a notice of FHA or VA costs or terms as required by paragraph 3D(3) (C.A.R. Form FVA); (iii) Deliver a letter as required by paragraph 3J(1); (iv) Deliver verification, or a satisfactory verification if Seller reasonably disapproves of the verification already provided, as required by paragraph 3C or 3H; (v) In writing assume or accept leases or liens specified in 8B5; (vi) Return Statutory and Lead Disclosures as required by paragraph 10A(5); or (vii) Sign or initial a separate liquidated damages form for an increased deposit as required by paragraphs 3B and 21B; or (viii) Provide evidence of authority to sign in a representative capacity as specified in paragraph 19. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.~~

~~E. NOTICE TO BUYER OR SELLER TO PERFORM: The NBP or NSP shall: (i) be in writing; (ii) be signed by the applicable Buyer or Seller; and (iii) give the other Party at least 2 (or ___) Days After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP or NSP may not be Delivered any earlier than 2 Days Prior to the expiration of the applicable time for the other Party to remove a contingency or cancel this Agreement or meet an obligation specified in paragraph 14.~~

F. ~~**EFFECT OF**~~ **BUYER'S REMOVAL OF CONTINGENCIES:** ~~If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in writing,~~ Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for the inability to obtain financing.

G. **CLOSE OF ESCROW:** Before Buyer or Seller may cancel this Agreement for failure of the other Party to close escrow pursuant to this Agreement, Buyer or Seller must first Deliver to the other Party a demand to close escrow (C.A.R. Form DCE). The DCE shall: **(i)** be signed by the applicable Buyer or Seller; and **(ii)** give the other Party at least **3 (or _____) Days** After Delivery to close escrow. A DCE may not be Delivered any earlier than **3 Days** Prior to the scheduled close of escrow.

H. **EFFECT OF CANCELLATION ON DEPOSITS:** If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, the Parties agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Except as specified below, **release of funds will require mutual Signed release instructions from the Parties, judicial decision or arbitration award.** If either Party fails to execute mutual instructions to cancel escrow, one Party may make a written demand to Escrow Holder for the deposit. (C.A.R. Form BDRD or SDRD). Escrow Holder, upon receipt, shall promptly deliver notice of the demand to the other Party. If, within 10 Days After Escrow Holder's notice, the other Party does not object to the demand, Escrow Holder shall disburse the deposit to the Party making the demand. If Escrow Holder complies with the preceding process, each Party shall be deemed to have released Escrow Holder from any and all claims or liability related to the disbursal of the deposit. Escrow Holder, at its discretion, may nonetheless require mutual cancellation instructions. **A Party may be subject to a civil penalty of up to $1,000 for refusal to sign cancellation instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

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15. FINAL VERIFICATION OF CONDITION: Buyer shall have the right to make a final verification of the Property within **5 (or ☐ ___) Days** Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: **(i)** the Property is maintained pursuant to paragraph 11; **(ii)** Repairs have been completed as agreed; and **(iii)** Seller has complied with Seller's other obligations under this Agreement (C.A.R. Form VP).

16. REPAIRS: Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller shall: **(i)** obtain invoices and paid receipts for Repairs performed by others; **(ii)** prepare a written statement indicating the Repairs performed by Seller and the date of such Repairs; and **(iii)** provide Copies of invoices and paid receipts and statements to Buyer prior to final verification of condition.

17. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: **(i)** for periods after Close Of Escrow, by Buyer; and **(ii)** for periods prior to Close Of Escrow, by Seller (see C.A.R. Form SPT or SBSA for further information). TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

18. BROKERS:

A. COMPENSATION: Seller or Buyer, or both, as applicable, agree to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. SCOPE OF DUTY: Buyer and Seller acknowledge and agree that Broker: **(i)** Does not decide what price Buyer should pay or Seller should accept; **(ii)** Does not guarantee the condition of the Property; **(iii)** Does not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; **(iv)** Does not have an obligation to conduct an inspection of common areas or areas off the site of the Property; **(v)** Shall not be responsible for identifying defects on the Property, in common areas, or offsite unless such defects are visually observable by an inspection of reasonably accessible areas of the Property or are known to Broker; **(vi)** Shall not be responsible for inspecting public records or permits concerning the title or use of Property; **(vii)** Shall not be responsible for identifying the location of boundary lines or other items affecting title; **(viii)** Shall not be responsible for verifying square footage, representations of others or information contained in Investigation reports, Multiple Listing Service, advertisements, flyers or other promotional material; **(ix)** Shall not be responsible for determining the fair market value of the Property or any personal property included in the sale; **(x)** Shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller; and **(xi)** Shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

19. REPRESENTATIVE CAPACITY: If one or more Parties is signing this Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 31 or 32 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which that party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within **3 Days** After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

20. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

A. The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: paragraphs 1, 3, 4B, 5A, 6, 7, 10C, 13, 14G, 17, 18A, 19, 20, 26, 29, 30, 31, 32 and paragraph D of the section titled Real Estate Brokers on page 10. If a Copy of the separate compensation agreement(s) provided for in paragraph 18A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions, if any, directly from Escrow Holder and will execute such provisions within the time specified in paragraph 7C(1)(c). To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow and, as directed by Escrow Holder, within **3 (or ___) Days,** shall pay to Escrow Holder or HOA or HOA management company or others any fee required by paragraphs 7, 10 or elsewhere in this Agreement.

B. A Copy of this Agreement including any counter offer(s) and addenda shall be delivered to Escrow Holder within **3 Days** After Acceptance (or ____). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement. Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller. If Seller delivers an affidavit to Escrow Holder to satisfy Seller's FIRPTA obligation under paragraph 10C, Escrow Holder shall deliver to Buyer a Qualified Substitute statement that complies with federal Law.

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 18A and paragraph D of the section titled Real Estate Brokers on page 10. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 18A, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement.

D. Upon receipt, Escrow Holder shall provide Seller and Seller's Broker verification of Buyer's deposit of funds pursuant to paragraph 3A and 3B. Once Escrow Holder becomes aware of any of the following, Escrow Holder shall immediately notify all Brokers: **(i)** if Buyer's initial or any additional deposit or down payment is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or **(ii)** if Buyer and Seller instruct Escrow Holder to cancel escrow.

E. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within **3** Days after mutual execution of the amendment.

21. REMEDIES FOR BUYER'S BREACH OF CONTRACT:

A. Any clause added by the Parties specifying a remedy (such as release or forfeiture of deposit or making a deposit non-refundable) for failure of Buyer to complete the purchase in violation of this Agreement shall be deemed invalid unless the clause independently satisfies the statutory liquidated damages requirements set forth in the Civil Code.

B. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. If the Property is a dwelling with no more than four units, one of which Buyer intends to occupy, then the amount retained shall be no more than 3% of the purchase price. Any excess shall be returned to Buyer. Except as provided in paragraph 14H, release of funds will require mutual, Signed release instructions from both Buyer and Seller, judicial decision or arbitration award. AT THE TIME OF ANY INCREASED DEPOSIT BUYER AND SELLER SHALL SIGN A SEPARATE LIQUIDATED DAMAGES PROVISION INCORPORATING THE INCREASED DEPOSIT AS LIQUIDATED DAMAGES (C.A.R. FORM RID).

Buyer's Initials ____ / ____ Seller's Initials GND / ____

22. DISPUTE RESOLUTION:

A. **MEDIATION:** The Parties agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action through the C.A.R. Real Estate Mediation Center for Consumers (**www.consumermediation.org**) or through any other mediation provider or service mutually agreed to by the Parties. The Parties **also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the Parties involved. If, for any dispute or claim to which this paragraph applies, any Party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that Party shall not be entitled to recover attorney fees, even if they would otherwise be available to that Party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 22C.**

B. ARBITRATION OF DISPUTES:

The Parties agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. The Parties also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of residential real estate Law experience, unless the parties mutually agree to a different arbitrator. The Parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 22C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials ____ / ____ Seller's Initials GND / ____

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) **EXCLUSIONS: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; and (iii) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.**

(2) **PRESERVATION OF ACTIONS: The following shall not constitute a waiver nor violation of the mediation and arbitration provisions: (i) the filing of a court action to preserve a statute of limitations; (ii) the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies; or (iii) the filing of a mechanic's lien.**

(3) **BROKERS: Brokers shall not be obligated nor compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to this Agreement.**

23. SELECTION OF SERVICE PROVIDERS: Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

24. MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

25. ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorney fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 22A.

26. ASSIGNMENT: Buyer shall not assign all or any part of Buyer's interest in this Agreement without first having obtained the separate written consent of Seller to a specified assignee. Such consent shall not be unreasonably withheld. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement unless otherwise agreed in writing by Seller. (C.A.R. Form AOAA).

27. EQUAL HOUSING OPPORTUNITY: The Property is sold in compliance with federal, state and local anti-discrimination Laws.

28. TERMS AND CONDITIONS OF OFFER:
This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all Parties or if incorporated by mutual agreement in a counter offer or addendum. If at least one but not all Parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. The Parties have read and acknowledge receipt of a Copy of the offer and agree to the confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

29. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the Parties are incorporated in this Agreement. Its terms are intended by the Parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance wth the Laws of the State of California. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**

30. DEFINITIONS: As used in this Agreement:

A. **"Acceptance"** means the time the offer or final counter offer is accepted in writing by a Party and is delivered to and personally received by the other Party or that Party's authorized agent in accordance with the terms of this offer or a final counter offer.

B. **"Agreement"** means this document and any counter offers and any incorporated addenda, collectively forming the binding agreement between the Parties. Addenda are incorporated only when Signed by all Parties.

C. **"C.A.R. Form"** means the most current version of the specific form referenced or another comparable form agreed to by the parties.

D. **"Close Of Escrow"**, including "COE", means the date the grant deed, or other evidence of transfer of title, is recorded.

E. **"Copy"** means copy by any means including photocopy, NCR, facsimile and electronic.

F. **"Days"** means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.

G. **"Days After"** means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.

H. **"Days Prior"** means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.

I. **"Deliver", "Delivered"** or **"Delivery"**, unless otherwise specified in writing, means and shall be effective upon: personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in the section titled Real Estate Brokers on page 10, regardless of the method used (i.e., messenger, mail, email, fax, other).

J. **"Electronic Copy" or "Electronic Signature"** means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either Party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other Party.

K. **"Law"** means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.

L. **"Repairs"** means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.

M. **"Signed"** means either a handwritten or electronic signature on an original document, Copy or any counterpart.

31. EXPIRATION OF OFFER: This offer shall be deemed revoked and the deposit, if any, shall be returned to Buyer unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ______________________________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or by ☐ ____________ ☐ AM/ ☐ PM, on ______________________(date)).

☐ One or more Buyers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-B) for additional terms.

Date 03/22/2024 BUYER *Mopane Investments, LLC David Behrend, Manager*
(Print name) *Mopane Investments, LLC, a Wyoming Limited Liability Company*
Date ____________ BUYER ______________________________
(Print name) ______________________________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

Seller's Initials (*GND*) (________)

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DigiSign Verified - 89bc7907-b097-431c-8a4e-8ddaaa3e4ccd

Property Address: *4700 S Budlong Avenue, Los Angeles, CA 90037* Date: 03/22/2024

32. ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer, and agrees to sell the Property on the above terms and conditions. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☐ (If checked) SELLER'S ACCEPTANCE IS **SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form SCO or SMCO) DATED:** ______________.

☐ One or more Sellers is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-S) for additional terms.

Date 03/22/2024 SELLER *Gonzalo N Diaz*

(Print name) *MILES OF REAL ESTATE INC*

Date ______________ SELLER ______________

(Print name) ______________

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(_____ / _____) (Initials) **(Do not initial if making a counter offer.) CONFIRMATION OF ACCEPTANCE:** A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) ______________ at ______________ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**

REAL ESTATE BROKERS:

A. **Real Estate Brokers are not parties to the Agreement between Buyer and Seller.**

B. **Agency relationships are confirmed as stated in paragraph 2.**

C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.

D. **COOPERATING BROKER COMPENSATION:** Listing Broker agrees to pay Cooperating Broker **(Selling Firm)** and Cooperating Broker agrees to accept, out of Listing Broker's proceeds in escrow, the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS. If Listing Broker and Cooperating Broker are not both Participants of the MLS, or a reciprocal MLS, in which the Property is offered for sale, then compensation must be specified in a separate written agreement (C.A.R. Form CBC). Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

Real Estate Broker (Selling Firm) *N/A* CalBRE Lic. # ______
By ______ *N/A* CalBRE Lic. # ______ Date ______
By ______ CalBRE Lic. # ______ Date ______
Address ______ City ______ State ______ Zip ______
Telephone ______ Fax ______ E-mail ______

Real Estate Broker (Listing Firm) *N/A* CalBRE Lic. # ______
By ______ *N/A* CalBRE Lic. # ______ Date ______
By ______ CalBRE Lic. # ______ Date ______
Address ______ City ______ State ______ Zip ______
Telephone ______ Fax ______ E-mail ______

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $ ______________), counter offer numbers ______________ ☐ Seller's Statement of Information and ______________, and agrees to act as Escrow Holder subject to paragraph 20 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is ______________

Escrow Holder *CHOICE ONE ESCROW* Escrow # *TBD*
By *TY KORTE* Date ______
Address *431 E Palm Dr. Placentia, CA 92870*
Phone/Fax/E-mail *714-660-4626 (OFFICE) / 714-707-5323 (FAX) / TY@CHOICE1ESCROW.COM*
Escrow Holder has the following license number # ______________
☐ Department of Business Oversight, ☐ Department of Insurance, ☐ Bureau of Real Estate.

PRESENTATION OF OFFER: (______________) Listing Broker presented this offer to Seller on ______________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______) (______) No counter offer is being made. This offer was rejected by Seller on ______________ (date).
Seller's Initials

©1991- 2015, California Association of REALTORS®, Inc. United States copyright law (Title 17 U.S. Code) forbids the unauthorized distribution, display and reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats.
THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS® (C.A.R.). NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ACCURACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Buyer Acknowledges that page 10 is part of this Agreement (MADBM) (______)
Buyer's Initials

Reviewed by
Broker or Designee

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ADDENDUM NO. 1 TO AGREEMENT

This Addendum No. 1 to Agreement (this ***"Addendum"***) is hereby incorporated into and made a part of; for all purposes, that certain CALIFORNIA RESIDENTIAL PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (C.A.R FORM RPA-CA) dated the 22nd day of March, 20 24 (the ***"Agreement"***), between MILES OF REAL ESTATE, INC (referred to as ***"Seller"***), and Mopane Investments, LLC, a Wyoming Limited Liability Company (referred to as ***"Buyer"***), regarding the Property described as follows: 4700 S Budlong Avenue, Los Angeles, CA 90037 (***"Property"***).

All capitalized terms used herein, unless otherwise defined, shall have the meaning given to such term in the Agreement. The Agreement and all Addenda to this Agreement are collectively referred to herein as the ***"Agreement."***

33. **Seller's Purchase of Property.** Buyer acknowledges that Seller is not the fee title owner of the Property, but that Seller has the right to acquire the Property pursuant to a purchase and sale agreement (***"Seller's Purchase Contract"***) between the present owner of the Property, as "Seller" (***"Owner"***), and Seller, as "Buyer" through Escrow No. ______________________ at ______________________ (i.e., escrow holder under Seller's Purchase Contract). Seller's obligation to close escrow under this Agreement is conditioned upon the closing of escrow under Seller's Purchase Contract. If the close of escrow under Seller's Purchase Contract does not occur on or before May 8th, 20 24, any party not then in default may terminate this Agreement by written notice to the other party and Escrow Holder. Notwithstanding anything to the contrary elsewhere in the Agreement, Buyer shall deposit in Escrow all funds and documents required of Buyer to complete this purchase no later than April 17th, 20 24, (***"Buyer Funding Date"***). Close of Escrow for Buyer's purchase of the Property shall occur no later than the date specified by Seller in written notice to Buyer and Escrow Holder, provided that such date shall be no later than Twenty-One (21) days after the later of (i) the Buyer Funding Date or (ii) Buyer's actual deposit in Escrow of all funds and documents required of Buyer to complete this purchase. Buyer's failure to deposit by the Buyer Funding Date all funds required above shall be a material default under this Agreement for which Seller shall have all remedies available at law or in equity or pursuant to this Agreement, including without limitation the right to terminate this Agreement. If Buyer deposits all required funds and/or delivers documents to complete purchase after the Buyer Funding Date and Seller elects not to terminate this Agreement, the Purchase Price for the Property shall be deemed increased by $500 per day elapsing after the Buyer Funding Date through and including the date of Close of Escrow.

34. **Property Access and Investigations**. Except as otherwise specifically provided in this Agreement, Buyer shall have no right to enter onto the Property prior to the Close of Escrow. Buyer acknowledges that it is of critical importance to the successful closing of the purchase and sale contemplated by Seller's Purchase Contract and this Agreement that Buyer maintain the complete confidentiality of the existence of this Agreement and terms and conditions of the transaction contemplated hereunder. Buyer shall coordinate with Seller closely any investigation of the Property Which Buyer is permitted to conduct pursuant to this Agreement. Buyer acknowledges that Seller's ability to provide Buyer with access to the Property is limited by Seller's Purchase Contract. If Buyer is permitted to enter the Property, Buyer shall coordinate with Seller to ensure compliance with Seller's Purchase Contract and to ensure the confidentiality of this transaction. A representative of Seller shall be given the opportunity to accompany Buyer whenever Buyer shall enter onto the Property. Buyer hereby agrees to indemnify and hold Seller and Seller Indemnitees harmless from any and all liability, costs or damages arising from Buyer or any agent, tenant, employee or representative of Buyer (***"Buyer Representative"***) entering onto the Property. Any and all entries upon the Property by Buyer and any Buyer Representative shall be subject to the provisions of Paragraph 12.D. of the Agreement.

35. **No Contingencies**. Buyer acknowledges and agrees that Buyer has released any and all contingencies under this Agreement, including without limitation any loan, appraisal, title review and property inspection contingencies. Buyer shall have no right to terminate this Agreement except as otherwise expressly stated herein. Buyer also acknowledges that, prior to the execution of this Agreement, Buyer has completed all investigations of the Property and has reviewed and accepted all documents regarding the Property available to Buyer from Seller or otherwise (including without limitation all disclosures made to Buyer by Seller), which Buyer deems necessary in order for Buyer to waive any contingencies for title and physical inspections prior to the Close of Escrow. Buyer hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions may not have been

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revealed by Buyer's investigations. Buyer acknowledges that Buyer is not entitled to conduct any further investigations or inspections regarding the Property and Seller is not obliged to supply Buyer any further information or disclosures regarding the Property. Buyer further acknowledges and agrees that the Purchase Price negotiated by Seller and Buyer reflects the known and unknown risks and liabilities assumed by Buyer under this Agreement, Seller's unwillingness to conduct any investigation or due diligence with respect to the Property on behalf of Buyer, and Buyer's desire to pay the Purchase Price as consideration for the sale of the Property regardless of any facts known or discovered before or following the Close of Escrow which might result in a diminution in value of the Property.

36. **"As-Is" Acknowledgement/Release. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, SELLER AND BUYER AGREE THAT SELLER IS SELLING, AND BUYER IS ACQUIRING, THE PROPERTY "AS-IS" WITH ALL ITS FAULTS, WITH NO WARRANTIES OR REPRESENTATIONS OR GUARANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, WITH RESPECT TO THE PROPERTY**. Buyer acknowledges and agrees that: (i) Buyer is purchasing the Property on an "as-is" basis and based on his/her/its own inspection, investigation, and evaluation thereof; (ii) Seller does not currently own and has never possessed or occupied the Property, and Seller shall only briefly own the Property prior to the Close of Escrow, so Seller's knowledge of the Property is very limited; (iii) Buyer is not relying upon any representations, oral or written, of Seller or Seller's agent(s), including without limitation any information or documentation which Seller has provided Buyer regarding current value or after-rehab value of the Property; (iv) all numbers and figures relating to the Property, the value (whether current or after-rehab) or marketability of the Property as an investment and the cost of any potential improvement or rehabilitation work that may be performed on the Property are merely estimates; and (v) Buyer is purchasing the Property based on his/her/its own due diligence without reliance upon Seller's or Seller's agent(s)'s estimates. Buyer is advised to independently verify the accuracy of all information contained in any and all reports received by Buyer regarding the Property. Seller has no obligation to complete any walk-through, inspection, clean-up or repair of the Property except as expressly specified in the Agreement. No patent or latent condition affecting the Property or any improvement on the Property in any way, including whether or not known or discoverable or hereafter discovered, shall affect Buyer's obligations contained in this Agreement, or shall give rise to any cause of action, whether for damages, rescission or otherwise, against Seller and its successors, heirs, assigns, shareholders, directors, officers, members, managers, partners, employees, beneficiaries, trustors and trustees, and each of them (collectively, ***"Seller Indemnitees"***). SINCE SELLER IS NOT THE OWNER OF RECORD OF THE PROPERTY AND HAS NO HISTORY OR KNOWLEDGE OF THE PROPERTY, ALL OF SELLER'S DISCLOSURES IN THE REAL ESTATE TRANSFER DISCLOSURE STATEMENT ARE BASED SOLELY UPON INFORMATION DISCLOSED TO SELLER BY OWNER, AND SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR ASSURANCES AS TO THE ACCURACY OF SUCH INFORMATION PROVIDED BY OWNER.

37. Closing Cost Reimbursement. **Buyer hereby agrees to pay through escrow: (a) ALL closing costs including but not limited to property taxes (Secured & Unsecured) as well as supplemental taxes charged to Seller for the purchase of the Property pursuant to Seller's Purchase Contract, (b) all closing costs associated with Buyer's purchase of the Property from Seller pursuant to this Agreement, including without limitation, all costs identified in Paragraph 7.D., and (c) $___________** per day elapsing after the date (***"Seller Acquisition Date"***) of recordation of the deed whereby Seller acquired the Property through and including the date of Close of Escrow pursuant to the Agreement, as reimbursement of Seller's property insurance premiums attributable to such period. Notwithstanding anything to the contrary elsewhere in the Agreement, real property taxes shall be prorated between Buyer and Seller as of the Seller Acquisition Date.

38. **Indemnification.** Except for (a) default by Seller in its obligations under this Agreement, or (b) loss, damage or liability which is caused by the sole, active gross negligence or willful misconduct of Seller or any Seller Indemnitee (***"Excluded Claims"***), Seller and the Seller Indemnitees shall not be liable for, and Buyer agrees to indemnify, defend and hold Seller and the Seller Indemnitees harmless from, any loss, damage, injury or claim of any kind or character (including attorneys' fees and costs) to any person or property arising from, caused by or relating to the Property and/or this Agreement in any way, including without limitation (i) the development of the Property and the construction, lease, sale or other conveyance of improvements thereon; (ii) the conditions of the Property and any improvements thereon and/or the use of the Property or any part thereof by Buyer or Buyer Representative; (iii) a defect in the design or construction of, or material in any structure or other improvement on

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the Property; (iv) the condition of the Property or, to the extent it affects the Property, the condition of the land in the vicinity of the Property, including without limitation a defect in soils or in the preparation of soils, or in the design and accomplishment of grading or other work on the Property or such other land; (v) the presence or existence of any hazardous materials or substances of any kind, in or on the soil or ground water of the Property and/or water quality or safety issues, whether known or unknown, and whether resulting from occurrences prior to or after the Acceptance; (vi) any act or omission of Buyer and/or any agent, tenant, employee or representative of Buyer (***"Buyer Representative"***); (vii) any accident or casualty on the Property occurring after the Close of Escrow or prior to the Close of Escrow if caused by Buyer or a Buyer Representative or resulting from any of their activities; (viii) a violation or alleged violation by Buyer or any Buyer Representatives of any law now or hereinafter enacted; (ix) a slope erosion, sloughing or failure or subsurface geologic or groundwater condition, on, adjacent to or near the Property, including the effect of such slope or subsurface condition on improvements; (x) any other cause whatsoever in connection with Buyer's use of the Property or Buyer's performance under this Agreement; and/or (xi) the negligence (whether passive or active) or willful misconduct of Buyer or any Buyer Representative, including without limitation the breach by Buyer of any provision of this Agreement.

39. **Release**. Except for any Excluded Claims, Buyer hereby waives and releases all claims and demands against Seller and the Seller Indemnitees for any loss, damage, injury or claim related to this Agreement and/or the Property. The foregoing waiver shall apply to any claim or action brought by a private party or by a governing agency under any statute or common law now or hereinafter in effect and is intended to apply with respect to loss, damage, injury or claim arising before or after the development of the Property. The foregoing release and waiver and the indemnity and obligation to defend and hold harmless under this Paragraph 39 shall apply (i) to all losses before or after the conveyance of the Property to Buyer and (ii) to losses incurred by Seller or any Seller Indemnitee or their property as well as by Buyer or any third parties and their property.

BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

BUYER, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

SELLER'S INITIALS: GND BUYER'S INITIALS: AAJDBM

Notwithstanding the foregoing, any and all claims of Buyer against Seller in connection with this Agreement or the Property that have not been released hereunder shall be limited to Seller's interest in the Property, and Buyer hereby waives all rights to proceed against the members of Seller and/or their assets, except to the extent of and limited to their interest in Seller. The provisions of Paragraph 38 and this Paragraph 39 shall survive any termination of this Agreement.

40. **Default by Seller**. Notwithstanding anything to the contrary contained in the Agreement, if Seller fails to comply with this Agreement for any reason, then Buyer's sole and exclusive remedy shall be to terminate this Agreement and receive a refund of any Deposit. Buyer hereby waives any and all other remedies at law or in equity, including without limitation specific performance.

41. **Additional Disclosures, Acknowledgements and Provisions**.

(a) Lead Based Paint and Natural Hazard Disclosures. Buyer hereby acknowledges receipt of ***[IF APPLICABLE]*** Lead Based Paint Disclosure and Natural Hazard Disclosure Report.

(b) Property Report Compliance. To the fullest extent permitted by law, Buyer hereby waives any and all rights to property reports, inspections, certificates or statements required to be obtained and or delivered to a buyer prior to a close of escrow pursuant to any laws, ordinances and regulations applicable to the property. If such waiver is determined to be unenforceable and any such inspection must be performed or other documents prepared and furnished to Buyer, then Buyer shall pay all fees or costs arising therefrom.

DigiSign Verified - 89bc7907-b097-431c-8a4e-8ddaaa3e4ccd

(c) ***[IF APPLICABLE:]*** Notice of Membership in the Property Owners' Association: Upon acquisition of the Property, you may automatically become a member of a property owners' association associated with the residential community of which the Property is a part. If applicable, restrictive covenants governing the use and occupancy of the Property and a dedicatory instrument governing the establishment, maintenance, operation of the residential community and collection of assessments by such property owners' association have been or will be recorded in the Official Records of the county in which the Property is located (***"County"***). Copies of any restrictive covenants and dedicatory instrument may be obtained from the County clerk. Buyer shall pay any and all assessments levied in connection with the Property to the property owners' association, whether such amounts related to periods prior to or after the Close of Escrow including, without limitation, any fees in connection with the transfer of ownership of the Property to Seller and to Buyer. The amount of the assessments is subject to change. Buyer's failure to pay the assessments could result in a lien on and the foreclosure of the Property.

(d) ***[IF APPLICABLE:]*** Lender Restrictions. If Fannie Mae, any of its sister entities or any lender is the Owner, then certain deed restrictions may apply for some period after the Close of Escrow which may restrict the maximum resale price of the Property and amount financed by Buyer.

(e) Service Providers. Any contact information given to Buyer by Seller for any outside service providers including, but not limited to: contractors, handymen, subcontractors, mortgage brokers, tradesmen, realtors, title agents, and attorneys shall not be construed or taken as an endorsement or recommendation by Seller of the quality or type of service that Buyer will receive. Any service provider referrals given to Buyer are provided solely as a courtesy to Buyer. Buyer shall select in Buyer's sole and absolute discretion any service providers or contractors hired by Buyer, and Buyer shall not hold Seller responsible for any losses or damages incurred by Buyer from such service providers or contractors.

(f) Closing Deliveries. At Close of Escrow, Buyer shall receive a duly executed grant deed to the Property executed by Owner. At least one (1) business day prior to the Close of Escrow, Buyer agrees to deliver the balance of the Purchase Price and all closing costs to Escrow Holder as necessary to consummate the transaction contemplated herein.

(g) No Assignment. This Agreement is not assignable by Buyer in whole or in part without the prior written consent of Seller, to be granted or withheld in Seller's sole and absolute discretion.

(h) Seller's Knowledge. Any and all representations made by Seller in the Agreement are made only to the actual knowledge of the Seller. For purposes of the Agreement, Seller's knowledge and Seller's actual knowledge shall mean only the actual cognitive awareness of Gonzalo N Diaz, Seller's representative who is most knowledgeable of and familiar with the Property, without inquiry or investigation.

(i) Authority. Each of the individuals signing this Agreement on behalf of Seller and Buyer respectively represents and warrants that they have the authority to do so and to bind the party for whom they are executing this Agreement.

(j) Funds Release. If and only if Seller's Purchase Contract involves a short sale for which the lender has imposed short sale deed restrictions on transfer, Buyer hereby authorizes Escrow Holder to release all Buyer's funds outside Escrow to Seller upon written request from Seller. If close of escrow pursuant to Seller's Purchase Contract does not occur as scheduled, the Seller must return all such released funds to Escrow Holder no later than two (2) days after cancellation of escrow under Seller's Purchase Contract.

(k) Buyer Financing. Buyer has informed Seller that Buyer intends to acquire the Property for "all cash" (i.e., without financing secured by the Property). If Buyer later determines to acquire the Property in whole or in part with financing secured by the Property, Buyer shall give Seller written notice of such intention. Within ten (10) days after receipt of such notice, Seller shall elect by written notice to Buyer either to (i) terminate this Agreement, or (ii) proceed to close Escrow as provided in this Agreement in which event Buyer shall pay to Seller through Escrow an administrative fee of $995 to compensate Seller for its additional administrative costs incurred on account of such financing. Buyer shall be solely responsible for all costs and fees associated with any such financing (including without limitation loan fees, loan escrow fees, lender title insurance, recording charges, etc.). If Seller fails to give such notice within the prescribed 10-day period, Seller shall be deemed to have elected in accordance with clause (ii) above.

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(l) PACE and HERO Financing. The Property may be encumbered by one or more liens to secure repayment of loan(s) for energy-related improvements at the Property under the Property Assessed Clean Energy (PACE) or Home Energy Renovation Opportunity (HERO) programs or other similar financing arrangements. If so, Buyer will accept title to the Property subject to such lien(s) at Close of Escrow and the amount(s) secured by such lien(s) are NOT included in the Purchase Price and will NOT be prorated at the Close of Escrow. Buyer shall be solely responsible for payment of any and all amounts secured by such lien(s). If Buyer does not comply and complete the PACE and HERO Financing process which includes but is not limited to completing any and all transfer documentation and Credit Application requirements within Five (5) days of entering escrow, a Daily $500 per diem will be added to the buyer's closing costs until the transfer is complete.

(m) Solar Financing. The Property may include solar energy installations which have not been fully paid for by Owner. Such indebtedness may be unsecured or it may be secured by lien or encumbrance against the Property. Seller makes no representation or warranty about the nature of any such indebtedness, the current unpaid balance thereof, the extent of collateral given to secure such indebtedness, if any, the obligations, if any, of Buyer to pay such indebtedness, and the rights, if any, of the holder of such indebtedness to remove such installations in whole or in part if the indebtedness is not paid. Buyer will accept title to the Property subject to any such lien(s) at Close of Escrow and the amount(s) secured by such lien(s) are NOT included in the Purchase Price and will NOT be prorated at the Close of Escrow. Buyer shall be solely responsible for ascertaining the facts relating to such indebtedness, including without limitation Buyer's obligations, if any, for payment of any and all such indebtedness and whether or not Buyer will be entitled or required to assume such indebtedness. In no event shall Seller have any liability or obligation whatsoever to the holder of such indebtedness, Owner or Buyer with respect to such indebtedness. If Buyer does not comply and complete the Solar transfer process which includes but is not limited to completing any and all transfer documentation and Credit Application requirements within Five (5) days of entering escrow, a Daily $500 per diem will be added to the buyer's closing costs until the transfer is complete.

(n) Debris and Other Items at Property. As stated in Section 36, Buyer has satisfied itself as to the condition of the Property. Without limiting the generality of Section 36, Buyer acknowledges that there may be debris and other items at the Property upon Close of Escrow. Seller is not obliged to remove any such debris or other items before or after Close of Escrow and there shall be no credit against the Purchase Price or any other adjustment on account thereof.

(o) Appliances at Property. Notwithstanding anything to the contrary elsewhere in this Addendum or otherwise in the Agreement, no appliances at the Property of any kind are included in this purchase.

(p) Photographs: If Buyer plans to do a remodel or rehab of the Property after Close of Escrow and then offer the Property for sale, Buyer shall furnish to Seller (prior to offering the Property for sale) electronic copies of "before and after" photographs and videos of the portions of the Property which received the remodel or rehab work and Buyer authorizes Seller to use such photographs and videos in Sellers own advertising and promotional materials, all at no expense to Seller Buyer also authorizes Seller to take photos and videos itself with Sellers own photographer.

42. **Entire Agreement; Severability; Waiver**. The Agreement supersedes any and all prior agreements, negotiations and communications, oral or written, and constitutes the sole and entire agreement and understanding between the parties with respect to the subject matter hereof, and no modification of the Agreement shall be binding unless signed by all parties. No representation, promise, or inducement not included in the Agreement shall be binding upon any Party hereto. In the event of a conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall control. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event one or more of the provisions of the Agreement, or the application thereof to any person or circumstance, shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless the result would be manifestly contrary to the intent of the parties. No waiver of any of the provisions of the Agreement shall be deemed to constitute a waiver of any other provision of the Agreement, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

43. **Relationships** Buyer is hereby notified that there is common ownership and relationships between Seller, INC Real Estate, possible non-representational facilitator and Choice 1 Escrow, possible escrow holder.

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44. **Broker** Buyer and Seller each represent to the other that they have not had any contact or dealings regarding the Property through any person who can claim a right to a commission or finder's fee as a procuring cause of the sale of the Property. If any broker or finder asserts a claim for commission or finder's fee based upon any contact or dealings with Buyer or Seller, the Party through whom the broker or finder makes his claim shall indemnify, hold harmless, and defend the other Party from such claim and all costs and expenses (including reasonable attorneys' fees) incurred by the other Party in defending against the same. Notwithstanding anything to the contrary in this Paragraph 44, seller will appoint a Real Estate transaction coordinator, solely as a non-representational facilitator in this transaction. Buyer shall pay an Administrative Fee of $495.00 to the seller at the Close of Escrow.

The foregoing terms are hereby agreed to, and the undersigned acknowledge receipt of a copy of this Addendum.

Date: 03/22/2024	Date: 03/22/2024
"Buyer"	***"Seller"***
By: Mopane Investments LLC David Rehard Manager	By: Gonzalo N Diaz
Name: Mopane Investments LLC, a Wyoming Limited Liability Company	Name: MILES OF REAL ESTATE, INC
Title: ______	Title: ______
By: ______	By: ______
Name: ______	Name: ______
Title: ______	Title: ______

DigiSign Verified - 89bc7907-b097-431c-8a4e-8ddaaa3e4ccd

CALIFORNIA ASSOCIATION OF REALTORS®

ADDENDUM

(C.A.R. Form ADM, Revised 12/15)

No. 2

The following terms and conditions are hereby incorporated in and made a part of the: [x] Purchase Agreement, [ ] Residential Lease or Month-to-Month Rental Agreement, [ ] Transfer Disclosure Statement (Note: An amendment to the TDS may give the Buyer a right to rescind), [ ] Other ______,
dated 03/22/2024, on property known as 4700 S Budlong Avenue, Los Angeles, CA 90037

in which Mopane Investments LLC, a Wyoming Limited Liability Company is referred to as ("Buyer/Tenant")
and Miles Of Real Estate is referred to as ("Seller/Landlord").

Property to be vacant prior to buyer funding balance of proceeds to close escrow

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date 03/22/2024	Date 03/22/2024
Buyer/Tenant [illegible]	Seller/Landlord Gonzalo N Diaz
Buyer/Tenant ______	Seller/Landlord ______

© 1986-2015, California Association of REALTORS®, Inc. United States copyright law (Title 17 U.S. Code) forbids the unauthorized distribution, display and reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats.
THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS® (C.A.R.). NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ACCURACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.
This form is made available to real estate professionals through an agreement with or purchase from the California Association of REALTORS®. It is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020